Exhibit 10.11

SECURITY AGREEMENT

among

ENERSYS,

VARIOUS SUBSIDIARIES OF ENERSYS

and

BANK OF AMERICA, N.A.,

as First-Lien Collateral Agent

Dated as of March 17, 2004

TABLE OF CONTENTS

ARTICLE I SECURITY INTERESTS

1.1. Grant of Security Interests
1.2. Power of Attorney

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1. Necessary Filings
2.2. No Liens
2.3. Other Financing Statements
2.4. Chief Executive Office; Records
2.5. Location of Inventory and Equipment
2.6. Recourse

2.7. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.

2.8. Trade Names; Etc.
2.9. Certain Significant Transactions
2.10. Non-UCC Property
2.11. As-Extracted Collateral; Timber-to-be-Cut
2.12. Collateral in the Possession of a Bailee

ARTICLE III SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

3.1. Additional Representations and Warranties
3.2. Maintenance of Records
3.3. Direction to Account Debtors; Contracting Parties; etc.
3.4. Modification of Terms; etc.
3.5. Collection
3.6. Instruments
3.7. Further Actions
3.8. Assignors Remain Liable Under Contracts
3.9. Deposit Accounts; Etc.
3.10. Letter-of-Credit Rights
3.11. Commercial Tort Claims
3.12. Chattel Paper
3.13. Further Actions

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

4.1. Additional Representations and Warranties
4.2. Licenses and Assignments

i

4.3. Infringements
4.4. Preservation of Marks
4.5. Maintenance of Registration
4.6. Future Registered Marks
4.7. Remedies

ARTICLE V SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1. Additional Representations and Warranties
5.2. Licenses and Assignments
5.3. Infringements
5.4. Maintenance of Patents and Copyrights
5.5. Prosecution of Patent or Copyright Applications
5.6. Other Patents and Copyrights
5.7. Remedies

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL

6.1. Protection of First-Lien Collateral Agent’s Security
6.2. Warehouse Receipts Non-Negotiable
6.3. Further Actions
6.4. Financing Statements
6.5. Additional Information

ARTICLE VII REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

7.1. Remedies; Obtaining the Collateral Upon Default
7.2. Remedies; Disposition of the Collateral
7.3. Waiver of Claims
7.4. Application of Proceeds
7.5. Remedies Cumulative
7.6. Discontinuance of Proceedings

ARTICLE VIII INDEMNITY

8.1. Indemnity
8.2. Indemnity Obligations Secured by Collateral; Survival

ARTICLE IX DEFINITIONS

ARTICLE X MISCELLANEOUS

10.1. Notices
10.2. Waiver; Amendment
10.3. Obligations Absolute
10.4. Successors and Assigns
10.5. Headings Descriptive
10.6. Governing Law
10.7. Assignor’s Duties

ii

10.8. Termination; Release
10.9. Counterparts
10.10. The First-Lien Collateral Agent
10.11. Severability
10.12. Fraudulent Conveyance; Etc.
10.13. Additional Assignors

ANNEX A	Schedule of Chief Executive Offices/Record Locations
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and whether a Registered Organization and/or a Transmitted Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of certain Significant Transactions occurring within one year prior to the date of the Security Agreement
ANNEX F	Schedule of Deposit Accounts
ANNEX G	Form of Control Agreement Regarding Deposit Accounts
ANNEX H	Description of Commercial Tort Claims
ANNEX I	Schedule of Marks and Applications; Domain Name Registrations
ANNEX J	Schedule of Patents and Applications
ANNEX K	Schedule of Copyrights and Applications
ANNEX L	Form of Grant of Security Interest in Certain Patents and Trademarks
ANNEX M	Form of Grant of Security Interest in Certain Copyrights

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SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of March 17, 2004 (as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof, this “Agreement”), among each of the undersigned (each, an “Assignor” and, together with each other entity which becomes a party hereto pursuant to Section 10.13, collectively, the “Assignors”) and Bank of America, N.A., as First-Lien Collateral Agent (the “First-Lien Collateral Agent”), for the benefit of the Secured Creditors (as defined below).  Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, EnerSys (“Holdings”), EnerSys Capital Inc. (the “Borrower”), various financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent” and, together with the Lenders, the First-Lien Collateral Agent, each Letter of Credit Issuer, the Documentation Agent, the Syndication Agent and the Pledgee, the “Lender Creditors”), have entered into a Credit Agreement, dated as of March 17, 2004, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph as amended, restated, modified, extended, renewed, replaced, supplemented, restructured and/or refinanced from time to time);

WHEREAS, the Borrower and/or one or more of its Subsidiaries may at any time and from time to time (i) enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof, (ii) enter into one or more Commodities Agreements with one or more Lenders or any affiliate thereof or (iii) maintain Existing Interest Rate Protection Agreements with any financial institution (each such Lender, affiliate or other financial institution, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s, affiliate’s or other financial institution’s successors and assigns, if any, collectively, the “Other Creditors” and together with the Lender Creditors are herein called, the “Secured Creditors”);

WHEREAS, pursuant to the Credit Agreement Party Guaranty, each of Holdings and the Borrower have unconditionally guaranteed to the Secured Creditors the payment when due of all Relevant Guaranteed Obligations as described therein;

WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement, and to the Other Creditors entering into and/or maintaining Secured Hedging Agreements, that each Assignor shall have executed and delivered to the First-Lien Collateral Agent this Agreement; and

WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement and the entering into and/or maintaining of Secured Hedging Agreements and, accordingly, each Assignor desires to execute this Agreement to satisfy the condition precedent described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the First-Lien Collateral Agent and hereby covenants and agrees with the First-Lien Collateral Agent as follows:

ARTICLE I

SECURITY INTERESTS

1.1.  Grant of Security Interests.  (a)  As security for the prompt and complete payment and performance when due of all of the Obligations, each Assignor does hereby assign and transfer unto the First-Lien Collateral Agent, and does hereby pledge and grant to the First-Lien Collateral Agent for the benefit of the Secured Creditors, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired:

(i)            each and every Receivable;

(ii)           all cash;

(iii)          the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv)          all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v)           all Commercial Tort Claims;

(vi)          all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Domain Names and Trade Secret Rights;

(vii)         Contracts, together with all Contract Rights arising thereunder;

(viii)        all Copyrights;

(ix)           all Equipment;

(x)            all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xi)           all Documents;

(xii)          all General Intangibles;

(xiii)         all Goods;

(xiv)        all Instruments;

(xv)         all Inventory;

(xvi)        all Investment Property;

(xvii)       all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii)      all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(xix)         all Patents;

(xx)          all Permits;

(xxi)         all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xxii)        all Supporting Obligations; and

(xxiii)       all Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”).

(b)   The security interest of the First-Lien Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.  Notwithstanding anything to the contrary contained herein, the Collateral shall at no time include any items which would at such time constitute Excluded Collateral.

(c)   Notwithstanding anything herein to the contrary, the relative rights and remedies of First-Lien Collateral Agent shall be subject to and governed by the terms of the

Intercreditor Agreement at any time the Intercreditor Agreement is in effect.  In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.

1.2.  Power of Attorney.  Each Assignor hereby constitutes and appoints the First-Lien Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the First-Lien Collateral Agent may deem to be necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1.  Necessary Filings.  (i)  All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the First-Lien Collateral Agent for the benefit of the Secured Creditors hereby in respect of the Collateral have been accomplished (or, in the case of Collateral for which it is necessary to file a UCC-1 financing statement or make a filing with the United States Trademark and Patent Office or United States Copyright Office in order to perfect a security interest in such Collateral, such filings will be accomplished within 10 days following the Initial Borrowing Date (or to the extent such Collateral is acquired after the Initial Borrowing Date, within 10 days following the date of the acquisition of such Collateral)), and (ii) the security interest granted to the First-Lien Collateral Agent pursuant to this Agreement in and to the Collateral constitutes (or, in the case of Collateral referred to in the parenthetical in clause (i) above, upon compliance with the requirements of such parenthetical, will constitute) a perfected security interest therein prior to the rights of all other Persons therein (except as otherwise permitted by the Credit Documents (including Section 3.9 of this Agreement with respect to Deposit Accounts)) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

2.2.  No Liens.  Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens and Liens created under this Agreement) and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the First-Lien Collateral Agent.

2.3.  Other Financing Statements.  As of the date hereof, there is no financing statement evidencing a valid security interest against Holdings or any of its Subsidiaries (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than (x) those created under this Agreement, (y) as may be filed in connection with Permitted Liens and (z) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent pursuant to the terms of the Credit Agreement), and so long as the Total Commitment has not been terminated or any Note or Letter of Credit remains outstanding or any of the Obligations (other than arising from indemnities for which no request has been made) remain unpaid or any Secured Hedging Agreement remains in effect or any Obligations are owed with respect thereto, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement.

2.4.  Chief Executive Office; Records.  The chief executive office of such Assignor is located at the address or addresses indicated on Annex A hereto.  During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.

2.5.  Location of Inventory and Equipment.  All Inventory and Equipment held on the date hereof by such Assignor is located at one of the locations shown on Annex B hereto.

2.6.  Recourse.  This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Secured Hedging Agreements and otherwise in writing in connection herewith or therewith.

2.7.  Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.  The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor.  Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Credit Agreement and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the First-Lien

Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the First-Lien Collateral Agent to maintain the security interests of the First-Lien Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the First-Lien Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the First-Lien Collateral Agent to the extent necessary to maintain the security interest of the First-Lien Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.8.  Trade Names; Etc.  Such Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, no trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor.  Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the First-Lien Collateral Agent not less than 30 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the First-Lien Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the First-Lien Collateral Agent to maintain the security interest of the First-Lien Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.9.  Certain Significant Transactions.  During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex E hereto.  With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the First-Lien Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.10.  Non-UCC Property.  The aggregate fair market value (as determined by the Assignors in good faith) of all property of the Assignors of the type described in clause (1) of Section 9-311(a) of the UCC does not exceed $5,000,000.  If the aggregate value of all such property at any time owned by all Assignors exceeds $5,000,000, the Assignors shall provide prompt written notice thereof to the First-Lien Collateral Agent and, upon the request of the First-Lien Collateral Agent, the Assignors shall promptly (and in any event within 30 days) take such actions (at their own cost and expense) as may be required under the respective United States or other laws, regulations or treaties referenced in Section 9-311(a)(1) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a)(1) of the UCC.

2.11.  As-Extracted Collateral; Timber-to-be-Cut.  On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut.  If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the First-Lien Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the First-Lien Collateral Agent to perfect the security interest of the First-Lien Collateral Agent therein.

2.12.  Collateral in the Possession of a Bailee.  If any Inventory or other Goods are at any time in the possession of a bailee, such Assignor shall promptly notify the First-Lien Collateral Agent thereof and, if requested by the First-Lien Collateral Agent, shall use its commercially reasonable efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the First-Lien Collateral Agent, that the bailee holds such Collateral for the benefit of the First-Lien Collateral Agent and shall act upon the instructions of the First-Lien Collateral Agent, without the further consent of such Assignor. The First-Lien Collateral Agent agrees with such Assignor that the First-Lien Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

ARTICLE III

SPECIAL PROVISIONS CONCERNING
RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

3.1.  Additional Representations and Warranties.  As of the time when each of its material Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are genuine and accurate in all material respects, and that all papers and documents (if any) relating thereto (i) will represent in all material respects the genuine legal, valid and binding (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles, regardless of whether enforcement is sought in equity or law) obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the inventory, materials, equipment or merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true, legal and valid obligations, enforceable in accordance with their respective terms (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law)) and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2.  Maintenance of Records.  Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, originals or copies of all documentation (including each Contract), if any, with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the First-Lien Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times and intervals as the First-Lien Collateral Agent may request, but no more than two times in any calendar year unless an Event of Default has occurred and is continuing.  Upon the occurrence and during the continuance of an Event of Default and at the request of the First-Lien Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents, if any,  evidencing the Receivables and all Contracts) and such books and records to the First-Lien Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor).  If the First-Lien Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the First-Lien Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the First-Lien Collateral Agent and that the First-Lien Collateral Agent has a security interest therein.

3.3.  Direction to Account Debtors; Contracting Parties; etc.  Upon the occurrence and during the continuance of an Event of Default, and if the First-Lien Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the First-Lien Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x), and (z) that the First-Lien Collateral Agent may enforce collection of any such Receivables or Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor.  Upon the occurrence and during the continuance of an Event of Default, without notice to or assent by any Assignor, the First-Lien Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement.  The costs and expenses (including attorneys’ fees) of collection, whether incurred by any Assignor or the First-Lien Collateral Agent, shall be borne by such Assignor.

3.4.  Modification of Terms; etc.  Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment (and, in the case of any Accounts Receivable Facility Assets, except in accordance with the provisions of the Accounts Receivable Facility Documents), no Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the First-Lien Collateral Agent.  No Assignor will do anything to impair the rights of the First-Lien Collateral Agent in the Receivables or Contracts, it being understood that nothing herein shall prevent any Assignor from entering into or performing its obligations under the Accounts Receivable Facility Documents.

3.5.  Collection.  Each Assignor shall use reasonable efforts to endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts, services or products which are delinquent, such amounts, services or products to be collected in accordance with generally accepted lawful collection procedures) any and all amounts, services or products owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts, services or products as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts, services or products owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment or exchange, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services.  The costs and expenses (including, without limitation, attorneys’ fees) of collection, whether incurred by an Assignor or the First-Lien Collateral Agent, shall be borne by the relevant Assignor.

3.6.  Instruments.  If any Assignor owns or acquires any Instrument constituting Collateral and having a face amount in excess of $500,000, such Assignor will within 10 days notify the First-Lien Collateral Agent thereof, and upon request by the First-Lien Collateral Agent, will promptly deliver such Instrument (to the extent such Instrument is not otherwise required to be delivered to the First-Lien Collateral Agent pursuant to the Pledge Agreement) to the First-Lien Collateral Agent appropriately endorsed to the order of the First-Lien Collateral Agent as further security hereunder; provided, however, that the aggregate amount of all Instruments and Tangible Chattel Paper not delivered to the First-Lien Collateral Agent pursuant to this Section 3.6 and Section 3.12 hereof shall not exceed $2,500,000 at any time.

3.7.  Further Actions.  Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the First-Lien Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the First-Lien Collateral Agent may reasonably request to preserve and protect its security interest in the Collateral.

3.8.  Assignors Remain Liable Under Contracts.  Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract.  Neither the

First-Lien Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the First-Lien Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the First-Lien Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9.  Deposit Accounts; Etc.  (a)  No Assignor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States. Annex F hereto accurately sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account.  For each Subject Deposit Account, the respective Assignor shall cause the bank with which such Subject Deposit Account is maintained to execute and deliver to the First-Lien Collateral Agent, within 60 days after the date of this Agreement, a “control agreement” in the form of Annex G hereto (appropriately completed), with such changes thereto as may be reasonably acceptable to the First-Lien Collateral Agent.  If any bank with which a Subject Deposit Account is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Assignor shall promptly (and in any event within 60 days after the date of this Agreement) close the respective Subject Deposit Account and transfer all balances therein to (x) the Cash Collateral Account, (y) another Subject Deposit Account subject to a “control agreement” and meeting the requirements of this Section 3.9(a) or (z) another Deposit Account subject to a “control agreement” and meeting the requirements of this Section 3.9(a) as if such Deposit Account were a Subject Deposit Account (each such Deposit Account referred to in this clause (z), an “Alternate Perfected Deposit Account”).  If any bank with which a Subject Deposit Account is maintained refuses to subordinate all its claims with respect to such Subject Deposit Account to the First-Lien Collateral Agent’s security interest therein on terms reasonably satisfactory to the First-Lien Collateral Agent, then the First-Lien Collateral Agent, at its option, may (x) require that such Subject Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the First-Lien Collateral Agent may at any time, at its option, subsequently require that such Subject Deposit Account be terminated (within 30 days after notice from the First-Lien Collateral Agent) in accordance with the requirements of the immediately preceding sentence.  If any Assignor intends to close a Subject Deposit Account in accordance with the terms of the respective “control agreement” for such Subject Deposit Account, then the respective Assignor shall, immediately prior to closing such Subject Deposit Account, transfer all balances therein to the Cash Collateral Account, another Subject Deposit Account or an Alternate Perfected Deposit Account.

(b)           After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of the first sentence of preceding clause (a).  At the time any such Deposit Account is established, the respective Assignor shall furnish to the First-Lien Collateral Agent a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

(c)           Each Assignor covenants and agrees to transfer, by the close of business on each Business Day (in the city where the respective Deposit Account is maintained), any and all cash and other funds on deposit in each Deposit Account of such Assignor to a Subject Deposit Account or an Alternate Perfected Deposit Account, provided that, in the case of a Deposit Account that is an Excluded Local Deposit Account, all Cash and other funds on deposit in such Excluded Local Deposit Account in excess of $50,000 shall be transferred, by the close of business on the Business Day (in the city where the respective Excluded Local Deposit Account is maintained) following the date of initial deposit of such cash and other funds in such Excluded Local Deposit Account, to a Subject Deposit Account or an Alternate Perfected Deposit Account.

3.10.  Letter-of-Credit Rights.  If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, such Assignor shall promptly notify the First-Lien Collateral Agent thereof and, at the request of the First-Lien Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the First-Lien Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the First-Lien Collateral Agent to become the transferee beneficiary of such letter of credit, with the First-Lien Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.11.  Commercial Tort Claims.  All Commercial Tort Claims of each Assignor in existence on the date of this Agreement are described in Annex H hereto.  If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, such Assignor shall promptly notify the First-Lien Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the First-Lien Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the First-Lien Collateral Agent.

3.12.  Chattel Paper.  Upon the request of the First-Lien Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the First-Lien Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor.  Furthermore, if requested by the First-Lien Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the First-Lien Collateral Agent has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC.  Each Assignor will promptly (and in any event within 10 days) following any request by the First-Lien Collateral Agent, deliver all of its Tangible Chattel Paper with a value of $1,000,000 or more to the First-Lien Collateral Agent; provided, however, that the aggregate amount of all Tangible

Chattel Paper and Instruments not delivered to the First-Lien Collateral Agent pursuant to this Section 3.12 or Section 3.6 hereof shall not exceed $2,500,000 at any time.

3.13.  Further Actions.  Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the First-Lien Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the First-Lien Collateral Agent may reasonably require.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS
AND DOMAIN NAMES

4.1.  Additional Representations and Warranties.  Each Assignor represents and warrants that it is the true, lawful, sole and exclusive owner of or otherwise has the right to use the Marks and Domain Names listed in Annex I hereto and that said listed Marks and Domain Names (i) constitute all the Marks and Domain Names that such Assignor presently owns or uses in connection with its business and (ii) include all Marks and applications for Marks registered in the United States Patent and Trademark Office (or the equivalent thereof in any foreign country), all material unregistered Marks that such Assignor now owns, licenses or uses in connection with its business on the date hereof and all Domain Names that such Assignor owns or uses in connection with its business on the date hereof.  Each Assignor further warrants that it has no knowledge, as of the date hereof, of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any rights in any trademark, service mark or trade name.  Each Assignor represents and warrants that it is the beneficial and record owner of all trademark registrations and applications listed in Annex I hereto and designated as “owned” thereon and that said registrations are valid, subsisting and have not been canceled and that such Assignor is not aware of any material third party claim that any of said registrations is invalid or unenforceable, or that there is any reason that any of said applications will not pass to registration.  Each Assignor represents and warrants that upon the recordation of an Assignment of Security Interest in United States Trademarks and Patents in the form of Annex L hereto in the United States Patent and Trademark Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the First-Lien Collateral Agent in the United States Marks covered by this Agreement under federal law will have been accomplished.  Each Assignor agrees to execute such an Assignment of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Mark, and the associated goodwill, of such Assignor, and to record the same.  Each Assignor hereby grants to the First-Lien Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the U.S. Patent and Trademark Office or secretary of state or equivalent governmental agency of any

State of the United States or any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2.  Licenses and Assignments.  Each Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name absent prior written approval of the First-Lien Collateral Agent (which approval shall not be unreasonably withheld), except as otherwise permitted by this Agreement or the Credit Agreement.

4.3.  Infringements.  Each Assignor agrees, promptly upon learning thereof, to notify the First-Lien Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, (i) any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor’s rights in and to any Mark or Domain Name, or (ii) with respect to any party claiming that such Assignor’s use of any Mark or Domain Name violates in any material respect any property right of that party.  Each Assignor further agrees, unless otherwise agreed by the First-Lien Collateral Agent, to prosecute, in accordance with reasonable business practices, any Person infringing any Mark or Domain Name owned by such Assignor.

4.4.  Preservation of Marks.  Each Assignor agrees to use its Marks and Domain Names in interstate or foreign commerce, as the case may be, during the time in which this Agreement is in effect, sufficiently to preserve such Marks as valid and subsisting trademarks or service marks under the laws of the United States or the relevant foreign jurisdiction; provided that no Assignor shall be obligated to preserve any Mark to the extent the Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer economically desirable in the conduct of its business.

4.5.  Maintenance of Registration.  Each Assignor shall, at its own expense and in accordance with reasonable business practices, process all documents required to maintain Mark and Domain Name registrations, including but not limited to affidavits of continued use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks pursuant to 15 U.S.C. §§ 1058, 1059 and 1065 or any foreign equivalent thereof, as applicable, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the First-Lien Collateral Agent; provided that no Assignor shall be obligated to maintain any Mark and/or Domain Name to the extent such Assignor determines, in its reasonable business judgment, that the maintenance of such Mark and/or Domain Name is no longer economically desirable in the conduct of its business.

4.6.  Future Registered Marks and Domain Names.  If any registration for any Mark issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by any Assignor, within 30 days of receipt of such certificate, such Assignor shall deliver to the First-Lien Collateral Agent a copy of such certificate, and an assignment for security in such Mark and/or Domain Name, to the First-Lien Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark and/or Domain Name to the First-Lien Collateral Agent hereunder, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the First-Lien Collateral Agent.

4.7.  Remedies.  If an Event of Default shall occur and be continuing, the First-Lien Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions:  (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same and the goodwill of such Assignor’s business symbolized by said Marks or Domain Names and the right to recover for past infringements thereof, vested in the First-Lien Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the First-Lien Collateral Agent for the benefit of the Secured Creditors, and the First-Lien Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and to record an absolute assignment with the applicable agency; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and, if requested by the First-Lien Collateral Agent, change such Assignor’s corporate name to eliminate therefrom any use of any Mark or Domain Name and execute such other and further documents that the First-Lien Collateral Agent may request to further confirm this and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark applications therefor in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the First-Lien Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING
PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1.  Additional Representations and Warranties.  Each Assignor represents and warrants that it is the true and lawful exclusive owner of or otherwise has the right to use all (i) Trade Secrets Rights and proprietary information necessary to operate the business of such Assignor, (ii) rights in the Patents of such Assignor listed in Annex J hereto and that said Patents constitute all the patents and applications for patents that such Assignor now owns or that are otherwise necessary in the conduct of the business of such Assignor, and (iii) rights in the Copyrights of such Assignor listed in Annex K hereto, and that such Copyrights constitute all registrations of copyrights and applications for copyright registrations that such Assignor now owns or that are otherwise necessary in the conduct of the business of such Assignor.  Each Assignor further represents and warrants that it has the right to use and practice under all Patents and Copyrights that it owns, uses or under which it practices and has the right to exclude others from using or practicing under any Patents it owns.  Each Assignor further warrants that it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any rights in any Patent or Copyright or that such Assignor has misappropriated any Trade Secret, Trade Secret Rights or proprietary information.  Each Assignor represents and warrants that upon the recordation of an Assignment of Security Interest in United States Trademarks and Patents in the form of Annex L hereto in the United States Patent and Trademark Office and the recordation of an Assignment of Security Interest in United States Copyrights in the form of Annex M hereto in the United States Copyright Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the First-Lien Collateral Agent in the United States Patents and United States Copyrights covered by this Agreement under federal law will have been accomplished.  Upon obtaining any Patent, each Assignor agrees to execute an Assignment of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Patent of such Assignor and to record the same, and upon obtaining any Copyright, to execute such an Assignment of Security Interest in United States Copyrights covering all right, title and interest in each United States Copyright of such Assignor and to record the same.  Each Assignor hereby grants to the First-Lien Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the U.S. Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction or the U.S. Copyright Office or equivalent governmental agency in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright of such Assignor, as the case may be, and to record the same.

5.2.  Licenses and Assignments.  Each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the First-Lien Collateral Agent (which approval shall not be unreasonably withheld), except as otherwise permitted by this Agreement or the Credit Agreement.

5.3.  Infringements.  Each Assignor agrees, promptly upon learning thereof, to furnish the First-Lien Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe any of such Assignor’s rights in any Patent or Copyright of such Assignor or to any claim that the practice of any Patent or the use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right of such Assignor or any claim that practice of any Trade Secret Right of such Assignor violates any property right of a third party.  Each Assignor further agrees, absent direction of the First-Lien Collateral Agent to the contrary, to prosecute, in accordance with reasonable business practices, any Person infringing any Patent or Copyright of such Assignor or any Person misappropriating any Trade Secret Right of such Assignor.

5.4.  Maintenance of Patents and Copyrights.  At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to applicable law to maintain in force rights under each of its Patents, and to apply as permitted pursuant to applicable law for any renewal of each of its Copyrights, in any case absent prior written consent of the First-Lien Collateral Agent; provided, that, no Assignor shall be obligated to pay any such fees or apply for any such renewal to the extent that such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent or Copyright is no longer economically desirable in the conduct of its business.

5.5.  Prosecution of Patent or Copyright Applications.  At its own expense, each Assignor shall prosecute, in accordance with reasonable business practices, all of its applications for Patents listed in Annex J hereto and for Copyrights listed in Annex K hereto and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the First-Lien Collateral Agent.

5.6.  Other Patents and Copyrights.  Within 30 days of the acquisition or issuance of a United States Patent or of a Copyright registration, or of filing of an application for a United States Patent or Copyright registration, the relevant Assignor shall deliver to the First-Lien Collateral Agent a copy of said Patent or Copyright registration or certificate or registration of, or application therefor, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the First-Lien Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the First-Lien Collateral Agent.

5.7.  Remedies.  If an Event of Default shall occur and be continuing, the First-Lien Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions:  (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the First-Lien Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the First-Lien Collateral Agent for the benefit of the Secured Creditors, and the First-Lien Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and to record an absolute assignment with the applicable agency; (ii) take and use, practice or sell the Patents, Copyrights and Trade Secret Rights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights and/or Trade Secret Rights directly or indirectly, and such Assignor shall execute such other and further documents as the First-Lien Collateral Agent may request further to confirm this and to transfer ownership of the Patents, Copyrights and Trade Secret Rights to the First-Lien Collateral Agent for the benefit of the Secured Creditors.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1.  Protection of First-Lien Collateral Agent’s Security.  Each Assignor will do nothing to impair the rights of the First-Lien Collateral Agent in the Collateral.  Each Assignor will at all times keep its Inventory and Equipment insured in favor of the First-Lien Collateral Agent, at such Assignor’s own expense to the extent and in the manner provided in the Credit Agreement and the other Credit Documents.  All policies or certificates with respect to such material insurance (and any other material insurance maintained by such Assignor) shall (i) be endorsed to the First-Lien Collateral Agent’s satisfaction for the benefit of the First-Lien Collateral Agent (including, without limitation, by naming the First-Lien Collateral Agent as loss payee and naming each of the Lenders, the Administrative Agent and the First-Lien Collateral Agent as additional insureds); (ii) state that such insurance policies shall not be canceled or materially revised without 30 days’ prior written notice thereof by the insurer to the First-Lien

Collateral Agent; and (iii) be deposited (or certified copies of such policies or certificates shall be deposited) with the First-Lien Collateral Agent to the extent, at the times and in the manner specified in the Credit Agreement.  If any Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the First-Lien Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the First-Lien Collateral Agent for all costs and expenses of procuring such insurance.  Except as otherwise permitted to be retained or expended by the relevant Assignor pursuant to the Credit Agreement, the First-Lien Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with the Credit Agreement, or after the Obligations have been accelerated or otherwise become due and payable, in accordance with Section 7.4.  Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2.  Warehouse Receipts Non-Negotiable.  Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3.  Further Actions.  Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the First-Lien Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the First-Lien Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

6.4.  Financing Statements.  Each Assignor agrees to execute and deliver to the First-Lien Collateral Agent such financing statements, in form acceptable to the First-Lien Collateral Agent, as the First-Lien Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the First-Lien Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law.  Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral.  Each Assignor hereby authorizes the First-Lien Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).

6.5.  Additional Information.  Each Assignor will, at its own expense, from time to time upon the reasonable request of the First-Lien Collateral Agent, promptly (and in any event within 15 days after its receipt of the respective request) furnish to the First-Lien Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Agent, the value and location of such Collateral, etc.) as may be requested by the First-Lien Collateral Agent.  Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the First-Lien Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the First-Lien Collateral Agent.

ARTICLE VII

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

7.1.  Remedies; Obtaining the Collateral Upon Default.  Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the First-Lien Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect, in all relevant jurisdictions and may also:

(i)          personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii)         instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the First-Lien Collateral Agent;

(iii)        instruct all banks which have entered into a control agreement with the First-Lien Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account and withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4;

(iv)       sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 7.2, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v)        take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the First-Lien Collateral Agent at any place or places designated by the First-Lien Collateral Agent, in which event such Assignor shall at its own expense:

(x)  forthwith cause the same to be moved to the place or places so designated by the First-Lien Collateral Agent and there delivered to the First-Lien Collateral Agent;

(y)  store and keep any Collateral so delivered to the First-Lien Collateral Agent at such place or places pending further action by the First-Lien Collateral Agent as provided in Section 7.2; and

(z)  while the Collateral shall be so stored and kept, provide such guards, other security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

(vi)       license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the First-Lien Collateral Agent shall in its sole judgment determine;

(vii)      apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

(viii)     take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the First-Lien Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation.  The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the First-Lien Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the First-Lien Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement and the Credit Agreement.

7.2.  Remedies; Disposition of the Collateral.  Any Collateral repossessed by the First-Lien Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the First-Lien Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the First-Lien Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable.  Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the First-Lien Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the First-Lien Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified.  Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the First-Lien Collateral Agent’s option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation to be selected by the First-Lien Collateral Agent.  To the extent permitted by any such requirement of law, the First-Lien Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor.  If, under mandatory requirements of applicable law, the First-Lien Collateral Agent shall be required to make a disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the First-Lien Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.  Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral of such Assignor valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3.  Waiver of Claims.  Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE LAW OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

(i)          all damages occasioned by such taking of possession except any damages which are the direct result of the First-Lien Collateral Agent’s gross negligence or willful misconduct;

(ii)         all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the First-Lien Collateral Agent’s rights hereunder; and

(iii)        all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4.  Application of Proceeds.  (a)  All moneys collected by the First-Lien Collateral Agent upon any sale or other disposition of the Collateral (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral thereunder to be applied in accordance with the provisions of this Agreement, the Pledgee under the Pledge Agreement or the collateral agent under such other Security Document), together with all other moneys received by the First-Lien Collateral Agent hereunder, shall be applied as follows:

(i)          first, to the payment of all Obligations owing to the Pledgee or the First-Lien Collateral Agent of the type described in clauses (iii), (iv) and (v) of the definition of “Obligations”;

(ii)         second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to any Agent of the type described in clauses (v) and (vi) of the definition of “Obligations”;

(iii)        third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed; provided however that Secured Creditors with Primary Obligations constituting Other Obligations arising under, or in respect of, Commodities Agreements shall not be entitled to receive more than $10,000,000 as a result of the application of the proceeds of Collateral pursuant to this clause (iii), with any excess proceeds of Collateral to be distributed after such threshold is reached to be applied to all other Primary Obligations as otherwise required above (as if no further Primary Obligations constituting Other Obligations arising under, or in respect of, Commodities Agreements were then outstanding);

(iv)       fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i), (ii) and (iii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; provided however that Secured Creditors with Secondary Obligations constituting Other Obligations arising under, or in respect of, Commodities Agreements shall not be entitled to receive more than $10,000,000 as a result of the application of the proceeds of Collateral pursuant to preceding clause (iii) and this clause (iv), with any excess proceeds of Collateral to be distributed after such threshold is reached to be applied to all other Secondary Obligations as otherwise required above (as if no further Secondary Obligations constituting Other Obligations arising under, or in respect of, Commodities Agreements were then outstanding);

(v)        fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i), (ii), (iii) and (iv), an amount equal to the outstanding Tertiary Obligations shall be paid to the relevant Other Creditors as provided in Section 7.4(e), with each relevant Other Creditor receiving an amount equal to its outstanding Tertiary Obligations or, if the proceeds are insufficient to pay in full all such Tertiary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(vi)       sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whoever may be lawfully entitled to receive such surplus.

(b)   For purposes of this Agreement (w) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, provided that in the circumstances contemplated by the provisos in clauses 7.4(a)(iii) and (iv), Primary Obligations and Secondary Obligations constituting Other Obligations arising under, or in respect of, Commodities Agreements shall be excluded in determining the Primary Obligations and Secondary Obligations as used in determining a given Secured Creditor’s “Pro Rata Share” pursuant to this definition, (x) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans under the Credit Agreement, all Unpaid Drawings theretofore made (together with all interest accrued thereon), the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Secured Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities),  (y) “Secondary Obligations” shall mean all Obligations other than Primary Obligations and Tertiary Obligations and (z) “Tertiary Obligations” shall mean all Other Obligations (if any) arising under, or in respect of, Commodities Agreements which remain outstanding after giving effect to the application of Collateral proceeds pursuant to Sections 7.4(a)(i), (ii), (iii) and (iv).

(c)   When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall, subject to the proviso to the definition of “Pro Rata Share”, be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations, (ii) second, to their Secondary Obligations and (ii) third, to their Tertiary Obligations.

(d)   Each of the Secured Creditors agrees and acknowledges that if the Lender Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Agent to the First-Lien Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

(e)   Except as set forth in Section 7.4(d), all payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(f)   For purposes of applying payments received in accordance with this Section 7.4, the First-Lien Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the First-Lien Collateral Agent) of the outstanding Primary Obligations, Secondary Obligations and Tertiary Obligations owed to the Lender Creditors or the Other Creditors, as the case may be.  Unless it has actual knowledge (including by way of written notice from a Lender Creditor or an Other Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the First-Lien Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.  Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the First-Lien Collateral Agent, in acting hereunder, shall be entitled to assume that no Secured Hedging Agreements are in existence.

(g)   It is understood and agreed that each of the Assignors shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Collateral hereunder and (y) the aggregate amount of the sums referred to in clause (a) of this Section with respect to the relevant Assignor.

7.5.  Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the First-Lien Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Secured Hedging Agreements or the other Credit Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the First-Lien Collateral Agent.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the First-Lien Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein.  No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the First-Lien Collateral Agent to any other or further action in any circumstances without notice or demand.  In the event that the First-Lien Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the First-Lien Collateral Agent may recover expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6.  Discontinuance of Proceedings.  In case the First-Lien Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the First-Lien Collateral Agent, then and in every such case the relevant Assignor, the First-Lien Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the First-Lien Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1.  Indemnity.  (a)  Each Assignor jointly and severally agrees to indemnify, reimburse and hold the First-Lien Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1. referred to individually as an “Indemnitee,” and, collectively, as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys’ fees and expenses) (for the purposes of this Section 8.1, the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Secured Hedging Agreement, any other Credit Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee.  Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b)   Without limiting the application of Section 8.1(a), each Assignor agrees, jointly and severally, to pay, or reimburse the First-Lien Collateral Agent for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the First-Lien Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the First-Lien Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)   Without limiting the application of Section 8.1(a) or (b), each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any Secured Hedging Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Secured Hedging Agreement or any other Credit Document.

(d)   If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2.  Indemnity Obligations Secured by Collateral; Survival.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.  The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Secured Hedging Agreements and Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Administrative Agent” shall have the meaning provided in the recitals to this Agreement.

“Agreement” shall have the meaning provided in the preamble to this Agreement.

“Alternate Perfected Deposit Account” shall have the meaning provided in Section 3.9(a) of this Agreement.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Assignor” shall have the meaning provided in the preamble to this Agreement.

“Borrower” shall have the meaning provided in the recitals to this Agreement.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the First-Lien Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.  Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Class” shall have the meaning provided in Section 10.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Secured Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean any U.S. or foreign copyright owned by any Assignor, including any registrations of any Copyright, in the U.S. Copyright Office or the equivalent thereof in any foreign country, as well as any application for a U.S. or foreign copyright registration now or hereafter made with the U.S. Copyright Office or the equivalent thereof in any foreign jurisdiction by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Default” shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Documents” shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement or any payment default under any Secured Hedging Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

 “Excluded Local Deposit Account” shall mean (x) each Deposit Account listed on Annex F hereto and designated as an “Excluded Local Deposit Account” thereon and (y) certain other Deposit Accounts from time to time not listed on Annex F hereto (all of such Excluded Local Deposit Accounts described in preceding clauses (x) and (y) shall, in any such case, be local deposit accounts (and not top-tier concentration accounts or mid-tier concentration accounts (as jointly determined, in the case of accounts designated as “Excluded Local Deposit Accounts” after the date of this Agreement, by the First-Lien Collateral Agent and the relevant Assignor))).

 “First-Lien Collateral Agent” shall have the meaning provided in the preamble to this Agreement.

“Excluded Collateral” shall mean, on and after the Accounts Receivable Facility Transaction Date, any Accounts Receivable Facility Assets for so long as, and to the extent, same have been sold or transferred pursuant to the Accounts Receivable Facility Documents, provided that at such time as, and to the extent that, any such Excluded Collateral is repurchased by or reconveyed to, an Assignor, such Accounts Receivable Facility Assets shall cease to constitute Excluded Collateral.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Holdings” shall have the meaning provided in the recitals to this Agreement.

“Indemnitee” shall have the meaning provided in Section 8.1 of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

 “Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production — from raw materials through work-in-process to finished goods — and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the First-Lien Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Lender Creditors” shall have the meaning provided in the recitals to this Agreement.

“Lenders” shall have the meaning provided in the recitals to this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Liens” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest in a financing lease or analogous instrument, in, of, or on any Assignor’s property.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any U.S. or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks in the United States Patent and Trademark Office, or the equivalent thereof in any State of the United States or in any foreign country, and any trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used.

“Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Holdings or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of each Assignor owing to the Lender Creditors, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which such Assignor is a party (including all such obligations and indebtedness under any Guaranty to which such Assignor is a party) and the due performance and compliance by each Assignor with the terms, conditions and agreements of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Secured Hedging Agreements, being herein collectively called the “Credit Document Obligations”); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Holdings or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of each Assignor owing to the Other Creditors, now existing or hereafter incurred under, arising out of or in connection with each Secured Hedging Agreement, whether such Secured Hedging Agreement is now in existence or hereafter arises, including, in the case of each Guarantor, all obligations under the respective Guaranty in respect of Secured Hedging Agreements, and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained in any such Secured Hedging Agreement (all such obligations and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”); (iii) any and all sums advanced by the First-Lien Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i), (ii) and (iii) after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the First-Lien Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; and (vi) all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such.  It is acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Other Creditors” shall have the meaning provided in the recitals to this Agreement.

“Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Patents” shall mean any patents in or to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Assignor.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations (including certificates of need) of or from any governmental authority or agency.

“Primary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Proceeds” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the First-Lien Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.  Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code in effect in the State of New York.

“Representative” shall have the meaning provided in Section 7.4(e) of this Agreement.

“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Secured Creditors” shall have the meaning provided in the recitals to this Agreement.

“Secured Hedging Agreement” shall mean and include each Interest Rate Protection Agreement, each Commodities Agreement and each Other Hedging Agreement entered into by the Borrower and/or one or more of its Subsidiaries with any Other Creditor (including each Existing Interest Rate Protection Agreement).

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Subject Deposit Account” shall mean each Deposit Account listed on Annex F hereto and designated as a “Subject Deposit Account” thereon.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Receivables, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Termination Date” shall have the meaning provided in Section 10.8 of this Agreement.

“Tertiary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Trade Secret Rights” shall mean the rights of any Assignor in any Trade Secret it holds.

“Trade Secrets” means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of an Assignor in any location, whether written or not written.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

ARTICLE X

MISCELLANEOUS

10.1.  Notices.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

(a)           if to any Assignor, at its address set forth opposite its signature below;

(b)           if to the First-Lien Collateral Agent:

Bank of America, N.A.,

Mailcode CA5-701-05-19

1455 Market Street, 5th Floor

San Francisco, CA 94103

Telephone: (415) 436-3495

Facsimile:  (415) 503-5006

Attention:  Charles Graber

with a copy to:

Bank of America, N.A., as First-Lien Collateral Agent

Mailcode NC1-007-13-06

100 N. Tryon Street, 13th Floor

Charlotte, NC 28255

Telephone: (704) 388-6415

Facsimile:  (704) 409-0564

Attention:  Laura Clark

(c)           if to any Lender Creditor (other than the First-Lien Collateral Agent), at such address as such Lender Creditor shall have specified pursuant to the Credit Agreement; and

(d)           if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Assignor and the First-Lien Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2.  Waiver; Amendment.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly and adversely affected thereby and the First-Lien Collateral Agent (with the consent of (x) the Required Lenders (or all the Lenders if required by Section 13.01 of the Credit Agreement) at all times prior to the time at which all Credit Document Obligations (other than those arising from indemnities for which no request has been made) have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors.  For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations.  For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under Secured Hedging Agreements.

10.3.  Obligations Absolute.  The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Credit Document or any Secured Hedging Agreement; or (c) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Credit Document or any Secured Hedging Agreement or any security for any of the Obligations; (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (e) any furnishing of any additional security to the First-Lien Collateral Agent or its assignee or any acceptance thereof or any release of any security by the First-Lien Collateral Agent or its assignee; or (f) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing.  The rights and remedies of the First-Lien Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the First-Lien Collateral Agent would otherwise have.

10.4.  Successors and Assigns.  This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the First-Lien Collateral Agent and its successors and assigns; provided that no Assignor may transfer or assign any or all of its rights or obligations hereunder except in accordance with the Credit Agreement and the Secured Hedging Agreements.  All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Secured Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

10.5.  Headings Descriptive.  The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6.  Governing Law.  (a)   THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH ASSIGNOR.  EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED

IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

(b)           EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7.  Assignor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the First-Lien Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the First-Lien Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8.  Termination; Release.  (a)  After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the First-Lien Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the First-Lien Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment and all Secured Hedging Agreements have been terminated, no Note is outstanding (and all Loans have been paid in full), all Letters of Credit have been terminated and all other Obligations (other than those arising from indemnities for which no request has been made) then owing have been paid in full.

(b)   In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than Holdings or a Subsidiary thereof) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, (i) in connection with a sale or other disposition permitted by Section 9.02 of the Credit Agreement or (ii) pursuant to a sale consented to in writing by the Required Lenders (or all the Lenders if required by Section 13.01 of the Credit Agreement) or (y) at any time thereafter, in accordance with the terms of the Secured Hedging Agreements, and the proceeds of any such sale or disposition are applied in accordance with the terms of the Credit Agreement or such Secured Hedging Agreements, as the case may be, to the extent required to be so applied, the First-Lien Collateral Agent, at the request and expense of such Assignor, will (i) duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or released and as may be in the possession of the First-Lien Collateral Agent and has not theretofore been released pursuant to this Agreement and/or (ii) execute such releases and discharges in respect of such Collateral as is then being (or has been) so sold, disposed of or released as such Assignor may reasonably request.

(c)   In the event that any part of the Collateral is pledged (or is to be pledged concurrently with any release or subordination effected pursuant to this Section 10.8(c)) in support of permitted secured Indebtedness pursuant to the provisions of Section 9.03(xviii) and 9.04(xviii) of the Credit Agreement, the First-Lien Collateral Agent, at the request and expense of the relevant Assignor, will (i) duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral then being pledged in support of such other Indebtedness (to the extent such Collateral is of the type permitted to be pledged in support of such Indebtedness pursuant to the provisions of Section 9.03(xviii) of the Credit Agreement), as may be in the possession of the First-Lien Collateral Agent and has not theretofore been released pursuant to this Agreement and/or (ii) execute such releases, discharges or lien subordination agreements in respect of such Collateral as is then being pledged in support of such other Indebtedness as such Assignor may reasonably request.

(d)   At any time that the respective Assignor desires that Collateral be released as provided in the foregoing Section 10.8(a) or (b), it shall deliver to the First-Lien Collateral Agent a certificate signed by an Authorized Officer stating that the release of the respective Collateral is permitted pursuant to Section 10.8(a) or (b).  If requested by the First-Lien Collateral Agent (although the First-Lien Collateral Agent shall have no obligation to make any such request), the relevant Assignor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, reasonably acceptable to the First-Lien Collateral Agent) to the effect set forth in the immediately preceding sentence.  The First-Lien Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted (or which the First-Lien Collateral Agent in the absence of gross negligence or willful misconduct believes to be permitted) by this Section 10.8.

(e)  If at any time all of the equity interests of any Assignor owned by the Borrower or any of its Subsidiaries are sold (to a Person other than a Credit Party) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, such Assignor shall be released as an Assignor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the equity interests in any Person that owns, directly or indirectly, all of the equity interests in any Assignor shall be deemed to be a sale of all of the equity interests in such Assignor for purposes of this Section), and the First-Lien Collateral Agent is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it.  At any time that the Borrower desires that an Assignor be released from this Agreement as provided in this Section 10.8(e), the Borrower shall deliver to the First-Lien Collateral Agent a certificate signed by a principal executive officer of the Borrower stating that the release of such Assignor is permitted pursuant to this Section 10.8(e).  If requested by First-Lien Collateral Agent (although the First-Lien Collateral Agent shall have no obligation to make any such request), the Borrower shall furnish legal opinions (from counsel acceptable to the First-Lien Collateral Agent) to the effect set forth in the immediately preceding sentence.  The First-Lien Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Assignor by it in accordance with, or which it believes to be in accordance with, this Section 10.8(e).

10.9.  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the First-Lien Collateral Agent.

10.10.  The First-Lien Collateral Agent.  The First-Lien Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement.  It is expressly understood and agreed that the obligations of the First-Lien Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement.  The First-Lien Collateral Agent shall act hereunder on the terms and conditions set forth in Section 12 of the Credit Agreement.

10.11.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.12.  Fraudulent Conveyance; Etc.  It is the desire and intent of each Assignor and the Secured Creditors that this Agreement shall be enforced against each Assignor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Subsidiary Guarantor constituting an Assignor are limited as, and to the extent, provided in Section 24 of the Subsidiaries Guaranty.

10.13.  Additional Assignors.  It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement shall become an Assignor hereunder by (x) executing a counterpart hereof and delivering same to the First-Lien Collateral Agent, or by executing and delivering to the First-Lien Collateral Agent an assumption agreement in form and substance satisfactory to the First-Lien Collateral Agent, (y) delivering supplements to Annexes A through M hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the First-Lien Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the First-Lien Collateral Agent.

*              *              *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

2366 Bernville Road	ENERSYS,
Reading, PA, 19605	as an Assignor
Telephone: (610) 208-1991
Facsimile: (610) 208-1671
Attention: Michael T. Philion	By:
Name:
Title:

2366 Bernville Road	ENERSYS CAPITAL INC.,
Reading, PA, 19605	as an Assignor
Telephone: (610) 208-1991
Facsimile: (610) 208-1671
Attention: Michael T. Philion	By:
Name:
Title:

2366 Bernville Road	ENERSYS DELAWARE INC.,
Reading, PA, 19605	as an Assignor
Telephone: (610) 208-1991
Facsimile: (610) 208-1671
Attention: Michael T. Philion	By:
Name:
Title:

2366 Bernville Road	ESFINCO, INC.,
Reading, PA, 19605	as an Assignor
Telephone: (610) 208-1991
Facsimile: (610) 208-1671
Attention: Michael T. Philion	By:
Name:
Title:

2366 Bernville Road	ESRMCO, INC.,
Reading, PA, 19605	as an Assignor
Telephone: (610) 208-1991
Facsimile: (610) 208-1671
Attention: Michael T. Philion	By:
Name:
Title:

2366 Bernville Road	HAWKER ENERGY PRODUCTS INC.,
Reading, PA, 19605	as an Assignor
Telephone: (610) 208-1991
Facsimile: (610) 208-1671
Attention: Michael T. Philion	By:
Name:
Title:

2366 Bernville Road	HAWKER POWER SYSTEMS, INC.,
Reading, PA, 19605	as an Assignor
Telephone: (610) 208-1991
Facsimile: (610) 208-1671
Attention: Michael T. Philion	By:
Name:
Title:

2366 Bernville Road	POWERSAFE STANDBY BATTERIES INC.,
Reading, PA, 19605	as an Assignor
Telephone: (610) 208-1991
Facsimile: (610) 208-1671
Attention: Michael T. Philion	By:
Name:
Title:

2366 Bernville Road	HAWKER POWERSOURCE, INC.,
Reading, PA, 19605	as an Assignor
Telephone: (610) 208-1991
Facsimile: (610) 208-1671
Attention: Michael T. Philion	By:
Name:
Title:

2366 Bernville Road	NEW PACIFICO REALTY, INC.,
Reading, PA, 19605	as an Assignor
Telephone: (610) 208-1991
Facsimile: (610) 208-1671
Attention: Michael T. Philion	By:
Name:
Title:

Accepted and Agreed to

BANK OF AMERICA, N.A.,
as First Lien Collateral Agent, as Assignee

By
Title:

ANNEX A
TO
SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES/RECORD LOCATIONS

ANNEX B
TO
SECURITY AGREEMENT

SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

ANNEX C
TO
SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,
LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Each Assignor	Type of Organization (or, if the Assignor is an Individual, so indiate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (for purposes of NY UCC § 9-307)	Assignor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

ANNEX D
TO
SECURITY AGREEMENT

SCHEDULE OF TRADE AND FICTITIOUS NAMES

ANNEX E
TO
SECURITY AGREEMENT

DESCRIPTION OF CERTAIN SIGNIFICANT
TRANSACTIONS OCCURRING WITHIN ONE YEAR
PRIOR TO THE DATE OF THE SECURITY AGREEMENT

Name of Assignor	Description of any Transactions as required by Section 2.8 of the Security Agreement

ANNEX F
TO
SECURITY AGREEMENT

SCHEDULE OF DEPOSIT ACCOUNTS

Name of Assignor	Description of Deposit Account	Account Number	Name of Bank, Address and Contact Information	Jurisdiction of Bank (determined in accordance with UCC § 9-304)

ANNEX G
TO
SECURITY AGREEMENT

Form of Control Agreement Regarding Deposit Accounts

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [                    ,        ], among the undersigned assignor (the “Assignor”), Bank of America, N.A., not in its individual capacity but solely as Collateral Agent under the First-Lien Security Agreement referred to below (in such capacity, the “First-Lien Collateral Agent”), Bank of America, N.A., not in its individual capacity but solely as Collateral Agent under the Second-Lien Security Agreement referred to below (in such capacity, the “Second-Lien Collateral Agent”), and [              ] (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of [                      ] (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other Assignors and the First-Lien Collateral Agent have entered into a First-Lien Security Agreement, dated as of March 17, 2004 (as amended, restated, modified and/or supplemented from time to time, the “First-Lien Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the First-Lien Security Agreement), the Assignor has granted a security interest to the First-Lien Collateral Agent for the benefit of the Secured Creditors (as defined in the First-Lien Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “First-Lien Collateral”);

WHEREAS, the Assignor, various other Assignors and the Second-Lien Collateral Agent have entered into a Second-Lien Security Agreement, dated as of March 17, 2004 (as amended, restated, modified and/or supplemented from time to time, the “Second-Lien Security Agreement” and, together with the First-Lien Security Agreement, the “Security Agreements”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Second-Lien Security Agreement), the Assignor has granted a security interest to the Second-Lien Collateral Agent for the benefit of the Secured Creditors (as defined in the Second-Lien Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time

(collectively, herein called the “Second-Lien Collateral”, and together with the First-Lien Collateral, the “Collateral”);

WHEREAS, EnerSys, [the Assignor] [EnerSys Capital Inc.], the First-Lien Collateral Agent and the Second-Lien Collateral Agent have entered into an Intercreditor Agreement, dated as of March 17, 2004 (as amended, restated, modified and/or supplemented from time to time, the “Intercreditor Agreement”), governing the relative rights and priorities of the Secured Creditors (as defined in each Security Agreement) in respect of the Collateral; and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the First-Lien Collateral Agent and/or the Second-Lien Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, close any Deposit Account, in any case without the prior written consent of each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent.  If the First-Lien Collateral Agent or the Second-Lien Collateral Agent shall give to the Deposit Account Bank a notice of the First-Lien Collateral Agent’s or the Second-Lien Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the First-Lien Collateral Agent or the Second-Lien Collateral Agent, as the case may be, shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2.             First-Lien Collateral Agent’s and Second-Lien Collateral Agent’s Rights to Give Instructions as to Deposit Accounts.  (a)  Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent shall be entitled, for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the First-Lien Collateral Agent and/or the Second-Lien Collateral Agent without any further consent from the Assignor.  Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment.  The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the First-Lien Collateral Agent or the Second-Lien Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank.  In case of any conflict between instructions received by the Deposit Account Bank from the First-Lien Collateral Agent or the Second-Lien Collateral Agent, on the one hand, and the Assignor, on the other hand, the instructions from the First-Lien Collateral Agent or the Second-lien Collateral Agent, as the case may be, shall prevail.  In case of any conflict between instructions received by the Deposit Account Bank from the First-Lien Collateral Agent and the Second-Lien Collateral Agent, the instructions from the First-Lien Collateral Agent shall prevail.

(b)           It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the First-Lien Collateral Agent and the Second-Lien Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreements, the Intercreditor Agreement or any other Credit Document (as defined in each of the Security Agreements), nor seek confirmation thereof from the Assignor or any other Person.

3.             Assignor’s Exculpation and Indemnification of Depository Bank.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the First-Lien Collateral Agent or the Second-lien collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account.  The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the First-Lien Collateral Agent or the Second-Lien Collateral Agent.  The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the First-Lien Collateral Agent or the Second-Lien Collateral Agent are in default or whether the First-Lien Collateral Agent or the Second-Lien Collateral Agent is entitled, under any separate agreement between the Assignor and the First-Lien Collateral Agent or the Second-Lien Collateral Agent, to give any such instructions.  The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the First-Lien Collateral Agent or the Second-Lien Collateral Agent.

4.             Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts.  The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the First-Lien Collateral Agent (for the benefit of the Secured Creditors under, and as defined in, the First-Lien Security Agreement) and the Second-Lien Collateral Agent (for the benefit of the Secured Creditors under, and as defined in, the Second-Lien Security Agreement), and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5.             Representations, Warranties and Covenants of Deposit Account Bank.  The Deposit Account Bank represents and warrants to the First-Lien Collateral Agent and the Second-Lien Collateral Agent and hereby agrees that:

(a)           The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank is                                 .

(b)           The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c)           The Deposit Account Bank will not, without the prior written consent of each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent, amend any account agreement between it and the Assignor governing any Deposit Account so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than the jurisdiction specified in the preceding clause (a).  All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex F hereto and copies of all such account agreements have been furnished to the First-Lien Collateral Agent and the Second-Lien Collateral Agent.  The Deposit Account Bank will promptly furnish to the First-Lien Collateral Agent and the Second-Lien Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d)           The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(e)           On the date hereof, the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex F hereto.

(f)            Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g)           The Deposit Account Bank will promptly notify the First-Lien Collateral Agent and the Second-Lien Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6.             Deposit Account Statements and Information.  The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the First-Lien Collateral Agent and the Second-Lien Collateral Agent all information requested by the First-Lien Collateral Agent or the Second-Lien Collateral Agent, as the case may be, regarding any Deposit Account.

7.             Conflicting Agreements.  This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8.             Merger or Consolidation of Deposit Account Bank.  Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9.             Notices.  (a)  All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the First-Lien Collateral Agent or the Second-Lien Collateral Agent, at:

Bank of America, N.A.,

Mailcode CA5-701-05-19

1455 Market Street, 5th Floor

San Francisco, CA 94103

Telephone: (415) 436-3495

Facsimile:  (415) 503-5006

Attention:  Charles Graber

with a copy to:

Bank of America, N.A.,

Mailcode NC1-007-13-06

100 N. Tryon Street, 13th Floor

Charlotte, NC 28255

Telephone: (704) 388-6415
Facsimile: (704) 409-0564
Attention: Laura Clark

If to the Assignor, at:

If to the Deposit Account Bank, at:

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b)           Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the First-Lien Collateral Agent or the Second-Lien Collateral Agent shall not be effective until actually received by it.

10.           Amendment.  This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11.           Binding Agreement.  This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns.  Without limiting the provisions of the immediately preceding sentence, the First-Lien Collateral Agent or the Second-Lien Collateral Agent may at any time or from time to time designate in writing to the Deposit Account Bank a successor First-Lien Collateral Agent or Second-Lien Collateral Agent, as the case may be (at such time, if any, as such entity becomes the “First-Lien Collateral Agent” under the First-Lien Security Agreement or the “Second-Lien Collateral Agent” under the Second-Lien Security Agreement, or at any time thereafter), and such successor shall thereafter succeed to the rights of the existing First-Lien Collateral Agent or Second-Lien Collateral Agent, as the case may be,  hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.           Continuing Obligations.  The rights and powers granted herein to each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other relevant Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the First-Lien Collateral Agent or the Second-Lien Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor, the Deposit Account Bank, the First-Lien Collateral Agent or the Second-Lien Collateral Agent or by the lapse of time.  The rights of the First-Lien Collateral Agent hereunder and in respect of the Deposit Accounts and the other First-Lien Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of the First-Lien Collateral Agent in the Deposit Accounts and such other First-Lien Collateral have been terminated and the First-Lien Collateral Agent has notified the Deposit Account Bank of such termination in writing.  The rights of the Second-Lien Collateral Agent hereunder and in respect of the Deposit Accounts and the other Second-Lien Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of the Second-Lien Collateral Agent in the Deposit Accounts and such other Second-Lien Collateral have been terminated and the Second-Lien Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13.           Compliance with Intercreditor Agreement.  The First-Lien Collateral Agent and the Second-Lien Collateral Agent hereby acknowledge and agree as between themselves that, notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Second-Lien Collateral Agent hereunder (including, without limitation, its right to deliver a Notice of Exclusive Control or any other instruction to the Deposit Account Bank and to withdraw funds from a Deposit Account) is subject to the provisions of the Intercreditor Agreement.

14.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:
Name:
Title:

First-Lien Collateral Agent:

BANK OF AMERICA, N.A.

By:
Name:
Title:

Second-Lien Collateral Agent:

BANK OF AMERICA, N.A.

By:
Name:
Title:

Deposit Account Bank:

[NAME OF DEPOSIT ACCOUNT BANK]

By:
Name:
Title:

ANNEX H
TO
SECURITY AGREEMENT

DESCRIPTION OF COMMERCIAL TORT CLAIMS

Name of Assignor	Description of Commercial Tort Claims

ANNEX I
TO
SECURITY AGREEMENT

SCHEDULE OF MARKS AND APPLICATIONS;
INTERNET DOMAIN NAME REGISTRATIONS

[Company to Provide Schedule Updated from Existing Deal]

1.             Marks and Applications:

Marks	Country	Registration No.

2.             Internet Domain Name Registrations:

Marks	Country	Registration No. (or other applicable identifier)

ANNEX J
TO
SECURITY AGREEMENT

SCHEDULE OF PATENTS AND APPLICATIONS

[Company to Provide Schedule Updated from Existing Deal]

ANNEX K
TO
SECURITY AGREEMENT

SCHEDULE OF COPYRIGHTS AND APPLICATIONS

[Company to Provide Schedule Updated from Existing Deal]

ANNEX L
TO
SECURITY AGREEMENT

FORM OF GRANT OF SECURITY
INTEREST IN U.S. PATENTS AND TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged,                                                   , a                          corporation (“the Assignor”) with principal offices at                                     , hereby grants to Bank of America, N.A., as First-Lien Collateral Agent (the “Assignee”) with principal offices at Mailcode NC1-001-15-04, 101 North Tryon Street, Charlotte, NC 28255, a security interest in (i) all of the Assignor’s right, title and interest in and to the trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto; (ii) all of the Assignor’s right, title and interest in and to the patents and patent applications (the “Patents”) set forth on Schedule B attached, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and, (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

THIS ASSIGNMENT OF SECURITY INTEREST (this “Grant”), effective as of                     , is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement, among Assignor, the other assignors from time to time party thereto and the Assignee, dated as of March 17, 2004 (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”).

This Assignment has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement.  The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the         day of                         ,            .

Assignor,

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as First-Lien Collateral Agent, as Assignee

By:
Name:
Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this          day of           ,            , before me personally came                               who, being by me duly sworn, did state as follows:  that [s]he is                                of [Name of Assignor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this         day of           ,         , before me personally came                          who, being by me duly sworn, did state as follows:  that [s]he is                                 of BANK OF AMERICA, N.A., that [s]he is authorized to execute the foregoing Grant on behalf of said company and that [s]he did so by authority of said company.

Notary Public

Schedule A

to Annex L

U.S. TRADEMARKS OWNED BY [NAME OF ASSIGNOR]

Mark	Reg. No.	Reg. Date

[Each Assignor to provide]

Schedule B

to Annex L

U.S. PATENTS AND PATENT
APPLICATIONS OWNED BY [NAME OF ASSIGNOR]

Patent	Patent No.	Issue Date

[Each Assignor to provide]

ANNEX M

FORM OF GRANT OF
SECURITY INTEREST IN U.S. COPYRIGHTS

WHEREAS,                                    , a                                     corporation (the “Assignor”), having its chief executive office at                                                       , is the owner of all right, title and interest in and to the copyrights and associated copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, BANK OF AMERICA, N.A., as First-Lien Collateral Agent, having its principal offices at Mailcode NC1-001-15-04, 101 North Tryon Street, Charlotte, NC 28255 (the “Assignee”), desires to acquire a security interest in, and lien upon all of the Assignor’s right, title and interest to, said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Assignor is willing to assign and grant to the Assignee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of March 17, 2004, made by the Assignor, the other assignors from time to time party thereto and the Assignee (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), the Assignor hereby assigns to the Assignee, and grants to the Assignee a security interest in, and lien upon all of the Assignor’s right, title and interest to, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto (the “Copyrights”), together with (i) all Proceeds (as such term is defined in the Security Agreement) of the Copyrights and (ii) all causes of action arising prior to or after the date hereof for infringement of any Copyright.

THIS ASSIGNMENT OF SECURITY INTEREST (this “Grant”) has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement.  The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

IN WITNESS WHEREOF, the undersigned have executed this Grant at New York, New York, as of the         day of           ,        .

,
Assignor

By
Name:
Title:

BANK OF AMERICA, N.A.,
as First-Lien Collateral Agent, as Assignee

By
Name:
Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this           day of           ,         , before me personally came                                                 , who being duly sworn, did depose and say that [s]he is                                         of [Name of Assignor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this            day of               ,         , before me personally came                                                       , who being duly sworn, did depose and say that [s]he is                                                            of BANK OF AMERICA, N.A., that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

U.S. COPYRIGHTS OWNED BY [NAME OF ASSIGNOR]

Copyright Title	Copyright Reg. No.	Publication Date

[Each Assignor to provide]